UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 15, 2018
(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
591 Redwood Highway, Suite 1150, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 15, 2018, Four Corners Property Trust, Inc. (“the Company”) held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:
Proposal One: Election of Directors
The Company’s stockholders elected the persons listed below as directors for a one-year term expiring in 2019 and until their respective successors are elected and qualified.

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non- Votes
William H. Lenehan	50,658,752	101,009	32,051	5,270,374
Douglas B. Hansen	50,554,522	206,668	30,622	5,270,374
John S. Moody	50,552,701	207,409	31,702	5,270,374
Marran H. Ogilvie	37,945,639	12,815,639	30,534	5,270,374
Paul E. Szurek	50,551,399	208,665	31,748	5,270,374
Charles L. Jemley	50,614,667	145,996	31,149	5,270,374
Eric S. Hirschhorn	50,590,538	169,053	32,221	5,270,374
Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes Cast For	Votes Cast Against	Abstentions
55,913,836	81,928	66,422
Proposal Three: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers
The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
49,365,280	1,273,591	152,941	5,270,374

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat
James L. Brat General Counsel and Secretary
Date: June 15, 2018